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     EXHIBIT 11. STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
                (Dollars in thousands, except per share amounts)


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                                                                   FOR THE THREE MONTHS                FOR THE NINE MONTHS
                                                                    ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                            -------------------------------     ---------------------------------
                                                                1995             1994                1995              1994
                                                            ------------     --------------     -------------       --------------
Net income (loss) -
  Income from continuing operations before
    extraordinary item                                     $     23,720      $      2,908       $     28,343        $      8,714
  Income (loss) from discontinued operations                         90             2,792             (1,963)             (1,310)
  Extraordinary item                                               (400)                -               (400)                  -
                                                            ------------     --------------     -------------       --------------
  Net income                                               $     23,410       $     5,700       $     25,980        $      7,404
                                                            ============     ==============     =============       ==============
ADJUSTMENTS TO COMMON SHARES OUTSTANDING
----------------------------------------

Average number of shares of common stock                     10,012,196         8,010,275          8,662,452           8,024,458
Primary adjustment:
  Assume exercise of options                                     61,758                 -             54,120                   -
                                                            ------------     --------------     -------------       --------------
  Total average number of common and common
    equivalent shares used for primary computation           10,073,954         8,010,275          8,716,572           8,024,458
                                                            ============     ==============     =============       ==============
Average number of shares of common stock                     10,012,196         8,010,275          8,662,452           8,024,458
Fully diluted adjustment:
  Assume exercise of options                                    114,194                 -            104,220                   -
                                                            ------------     --------------     -------------       --------------

  Total average number of common and common
    equivalent shares used for fully diluted computation     10,126,390         8,010,275          8,766,672           8,024,458
                                                            ============     ==============     =============       ==============

INCOME (LOSS) PER COMMON SHARE
------------------------------

Net income (loss) per common share - Primary
  Income from continuing operations before
    extraordinary item                                       $     2.35        $     0.36         $     3.25          $     1.08
  Income (loss) from discontinued operations                       0.01              0.35              (0.22)              (0.16)
  Extraordinary item                                              (0.04)                -              (0.05)                  -
                                                            ------------     --------------     -------------       --------------
  Net income per common share - Primary                      $     2.32        $     0.71         $     2.98          $     0.92
                                                            ============     ==============     =============       ==============

Net income (loss) per common share - Fully Diluted
  Income from continuing operations before
    extraordinary item                                       $     2.34        $     0.36              $3.23          $     1.08
  Income (loss) from discontinued operations                       0.01              0.35              (0.22)              (0.16)
  Extraordinary item                                              (0.04)                -              (0.05)                  -
                                                            ------------     --------------     -------------       --------------
  Net income per common share - Fully Diluted                $     2.31        $     0.71              $2.96          $     0.92
                                                            ============     ==============     =============       ==============
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